Winner Medical Retains The Global Consulting Group
as Investor Relations Counsel

Shenzhen, China - August 14, 2006 - Winner Medical Group (OTCBB: WMDG) has retained The Global Consulting Group, a strategic consulting firm headquartered in New York, to provide investor relations and financial communications counsel.

"The Global Consulting Group was selected to represent Winner Medical after a thorough review of numerous candidates,” said Mr. Jianquan Li, the Chairman and CEO of Winner Medical. “The firm’s longstanding investor relations track record in the healthcare sector, its keen understanding of the Chinese marketplace and its strong ability to enhance shareholder value for clients were the key reasons we selected them to assist us in our investor relations efforts. We believe that The Global Consulting Group’s effective communications programs and impressive reputation of developing long-term relationships with the investment community will enable Winner Medical to generate investor awareness and visibility.”

“We are very excited to work with Winner Medical Group,” stated Dr. Richard Wolff, CEO of The Global Consulting Group. “Winner Medical is a good example of how Chinese companies are transforming the global manufacturing and distribution of medical products and supplies. Having worked closely with many fast growing companies from emerging markets, we are confident that our bilingual China team in New York, Hong Kong and Shanghai will successfully assist in the strategic planning and disciplined execution of Winner Medical’s ongoing communications effort worldwide.”

About Winner Medical

Winner Medical Group is a holding company comprised of 11 subsidiaries that are primarily engaged in the development, manufacturing and distribution of high-quality cotton disposable medical dressings and disposable products. The company’s products include surgical dressings, dressing packs, wound care dressings, protective products, medical instruments, dental products and hygiene products for the institutional and home care markets. Winner Medical products are manufactured in China and sold domestically and abroad, in areas such as Japan, Germany, Italy, Holland, France, the United States, South America, Africa and the Middle East. The company is one of very few Chinese companies licensed by the U.S. Food and Drug Administration to ship finished, sterilized products directly to the US market. To learn more about Winner Medical Group, visit the company’s web site www.winnermedical.com.

About The Global Consulting Group

The Global Consulting Group, a wholly-owned subsidiary of Huntsworth PLC, is headquartered in New York, with offices in Chicago, Los Angeles, Sacramento, London, Edinburgh, Madrid, Brussels, Shanghai, Hong Kong, Sao Paolo and Tel Aviv. The firm’s 120 employees strategically spread out over 3 continents, services over 200 global clients in 12 languages. The firm focuses on providing consulting services to privately-held and publicly-traded corporate clients in three areas: investor relations, corporate communications and public affairs. For more information, please visit www.hfgcg.com.

Forward-Looking Statements

This press release contains certain statements that may include ''forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical Group, Inc. and its subsidiary companies business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical Group, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical Group, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical Group, Inc.'s periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical Group, Inc. or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical Group, Inc. does not assume a duty to update these forward-looking statements.

Contacts
United States
Company Richard Thomas Vice President Tel: +1 (843) 682-5001 Email: rthomas@winnermedical.com	Investor Relations Kathy Price The Global Consulting Group Tel: +1 (646) 284-9430 Email: kprice@hfgcg.com Dixon Chen The Global Consulting Group Tel: +1 (646) 284-9403 Email: dchen@hfgcg.com
Hong Kong
Company Annie Chen Anne Pang Secretary of the Board Email: annie.chen@winnermedical.com
Investor Relations
Citigate Dewe Rogerson - Hong Kong
Tel: +852 2533 4605
Email: anne.pang@citigatedr-hk.com

Henry Chow
Citigate Dew Rogerson - Hong Kong
Tel: +852 2533 4639
Email: henry.chow@citigatedr-hk.com